UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2016

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 20, 2016 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement of the Company dated March 31, 2016 as filed with the Securities and Exchange Commission. The final voting results from the meeting are set forth below.

ANSYS Proposal 1: Election of Directors

Having received a majority of the votes cast in accordance with the Company’s Restated Certificate of Incorporation, the individuals named below were each elected to serve as directors of the Company for three-year terms expiring in 2019:

Name	Votes For	Votes Against
Ronald W. Hovsepian	76,641,004	1,585,849
Barbara V. Scherer	76,406,409	1,820,875
Michael C. Thurk	76,401,136	1,825,583

ANSYS Proposal 2: Amendment and Restatement of Stock Option and Grant Plan

Having received a majority of the votes from shares present in person or represented by proxy and entitled to vote thereon at the Company’s Annual Meeting, as set forth below, the amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan was approved.

Votes For	Votes Against	Abstentions
74,115,535	4,162,717	139,557

ANSYS Proposal 3: Amendment and Restatement of Employee Stock Purchase Plan

Having received a majority of the votes from shares present in person or represented by proxy and entitled to vote thereon at the Company’s Annual Meeting, as set forth below, the amendment and restatement of the Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan was approved.

Votes For	Votes Against	Abstentions
77,252,066	457,363	708,380

ANSYS Proposal 4: Non-Binding, Advisory Vote on the Compensation of Named Executive Officers

Having received a majority of the votes from shares present in person or represented by proxy and entitled to vote thereon at the Company’s Annual Meeting, as set forth below, the non-binding advisory vote in favor of the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions
77,091,769	1,111,754	214,286

ANSYS Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm

Having received a majority of the votes cast as set forth below and in accordance with ANSYS’ By-Laws, the selection of Deloitte & Touche LLP as ANSYS’ independent registered public accounting firm for the 2016 fiscal year was ratified.

Votes For	Votes Against	Abstentions
79,749,964	2,500,919	5,031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: May 26, 2016	By:	/s/ Sheila S. DiNardo